EXHIBIT 1.2


                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

               PPLUS CLASS A 6.25% TRUST CERTIFICATES SERIES GSC-1
              PPLUS CLASS B 0.095% TRUST CERTIFICATES SERIES GSC-1

                                 TERMS AGREEMENT


                                                                  April 21, 2004


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

             We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,000,000 PPLUS Class A 6.25% Trust Certificates Series GSC-1 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 2,000,000 PPLUS Class B 0.095% Trust Certificates Series GSC-1 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

             Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

             The Underwritten Securities shall have the following terms:

Title: PPLUS Trust Certificates Series GSC-1, offered in two classes (Class A Trust Certificates and Class B Trust Certificates)

Ratings:                                   A- from Standard & Poor's, and
                                           A1 from Moody's

Amount:                                    2,000,000 Class A Trust Certificates
                                           2,000,000 Class B Trust Certificates

Class A Trust Certificate Denominations:   Stated amount of $25 and integral
                                           multiples thereof

Class B Trust Certificate Denominations:   Notional principal amount of $25 and
                                           integral multiples thereof

Currency of payment:                       U.S. dollars

Distribution rate or formula:              Holders of Class A Trust Certificates
                                           will be entitled to distributions at
                                           6.25% per annum through February 15,
                                           2034, unless the Class A Trust
                                           Certificates are redeemed or called
                                           prior to such date.

                                           Holders of Class B Trust Certificates
                                           will be entitled to distributions at
                                           0.095% per annum through February 15,
                                           2034, unless the Class B Trust
                                           Certificates are redeemed or called
                                           prior to such date.

Cut-off Date                               April 26, 2004

Distribution payment dates:                February 15 and August 15, commencing
                                           August 15, 2004.

Regular record dates:                      As long as the Underlying Securities
                                           are represented by one or more global
                                           certificated securities, the record
                                           day will be the close of business on
                                           the Business Day prior to the
                                           relevant distribution payment dates,
                                           unless a different record date is
                                           established for the Underlying
                                           Securities. If the Underlying
                                           Securities are no longer represented
                                           by one or more global certificated
                                           securities, the distribution payment
                                           date will be at least one Business
                                           Day prior to the relevant
                                           distribution payment dates.

Stated maturity date:                      February 15, 2034

Sinking fund requirements:                 None

Conversion provisions:                     None

Listing requirements:                      Class A listed on the New York Stock
                                           Exchange

Black-out provisions:                      None

Fixed or Variable Price Offering:          Fixed Price Offering

Class A Trust Certificate Purchase Price:  $25.00 per Class A Trust Certificate

Class B Trust Certificate Purchase Price:  $0.2875 per Class B Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location                  April 26, 2004, Shearman & Sterling
                                           LLP, 599 Lexington Avenue, New York,
                                           New York

             Please accept this offer no later than 10:00 A.M. (New York City time) on April 21, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours,

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                        INCORPORATED



                                           By:  /s/ Michael F. Connor
                                                --------------------------------
                                                      Authorized Signatory






Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By:  /s/ Michael F. Connor
     --------------------------------
     Name:  Michael F. Connor
     Title: President